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                                                                      Exhibit 21


                         PENHALL INTERNATIONAL CORP.

                         Subsidiaries of the Company


                                                State or Other
                                                Jurisdiction of
Name                                            Incorporation
----                                            ---------------

Penhall Rental Corp.                            California

Penhall Company                                 California